EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated January 23, 2004, included in the Annual Report of Flag Financial Corp. on Form 10-K for the year ended December 31, 2003, and incorporated by reference in this Registration Statement on Form S-3. We consent to the use of the aforementioned report in the Registration Statement on Form S-3, and to the use of our name as it appears under the caption “Experts”.

/s/ Porter Keadle Moore LLP

Atlanta, Georgia
December 13, 2004